EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70549 on Form S-8 of Compuware Corporation of our report dated September 26, 2011 appearing in this Annual Report on Form 11-K of Compuware Corporation ESOP/401(k) Plan for the year ended March 31, 2011.

Crowe Horwath LLP
South Bend, Indiana
September 26, 2011